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EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We consent to the incorporation by reference in the following Registration Statements:

  (1)
  Registration Statement (Form S-8, No. 333-211686) pertaining to the Bruker Corporation 2016 Incentive Compensation Plan,

  (2)
  Registration Statement (Form S-8, No. 333-167333) pertaining to the Bruker Corporation 2010 Incentive Compensation Plan,

  (3)
  Registration Statement (Form S-3, No. 333-159982) and related Prospectus of Bruker Corporation for the registration of 70,000,000 shares of its common stock, and

  (4)
  Registration Statements (Form S-8, Nos. 333-150430, 333-137090, 333-107294, and 333-47836) pertaining to the Bruker BioSciences Corporation Amended and Restated 2000 Stock Option Plan;

of our report dated February 26, 2016, except for Note 2—Summary of Significant Accounting Policies—Restricted Cash, as to which the date is March 16, 2018, with respect to the consolidated financial statements of Bruker Corporation included in this Annual Report (Form 10-K) of Bruker Corporation for the year ended December 31, 2017.

/s/ Ernst & Young LLP

Boston, Massachusetts
March 16, 2018

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  EXHIBIT 23.2
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM